UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010 (May 20, 2010)

KEY ENERGY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Key Energy Services, Inc., a Maryland corporation (the “Company”), held its 2010 Annual Meeting of Stockholders on May 20, 2010 (the “Annual Meeting”). At the Annual Meeting, holders of 115,305,273 shares of the Company’s common stock were present in person or by proxy, constituting 92.01% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.

Election of four Class I Directors

The stockholders elected the following four Class I directors to serve for a three year term, expiring in 2013:

	Votes cast in favor:	Votes withheld:	Broker non-votes:
Lynn R. Coleman	107,942,196	1,106,645	6,256,432
Kevin P. Collins	104,653,475	4,395,366	6,256,432
W. Phillip Marcum	105,503,298	3,545,543	6,256,432
William F. Owens	107,961,494	1,087,347	6,256,432

Four Class II directors, David J. Breazzano, William D. Fertig, J. Robinson West and Robert K. Reeves, continued in office with terms expiring in 2011. Three Class III directors, Richard J. Alario, Ralph S. Michael, III and Arlene M. Yocum, also continued in office with terms expiring in 2012.

Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year:

Ratification of Independent Registered Public Accounting Firm:
Votes cast in favor	113,174,093
Votes cast against	86,123
Votes abstaining	2,045,057
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 25, 2010	By:	/s/ RICHARD J. ALARIO

Richard J. Alario
President and Chief Executive Officer